EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of The InterGroup Corporation (the “Company”) on Form 10-Q for the quarter ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ann Marie Blair, Treasurer and Controller of the Company, serving as its Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

●	The Report fully complies with the requirements of Section 13(a) or 5(d) of the Securities Exchange Act of 1934; and

●	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ann Marie Blair
Ann Marie Blair
Treasurer and Controller
(Principal Financial Officer)

Date: February 14, 2025

A signed original of this written statement required by Section 906 has been provided to The InterGroup Corporation and will be retained by The InterGroup Corporation and furnished to the Securities and Exchange Commission or its staff upon request.